Exhibit 99.1
Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
A. Douglas Gilbert
President
Seacoast Banking Corporation of Florida
(772) 288-6031
William R. Hahl
Executive Vice President and
Chief Financial Officer
Seacoast Banking Corporation of Florida
(772) 221-2825
For Release:                      4 PM
November 22, 2005
SEACOAST AND BIG LAKE FINANCIAL CORPORATION TO MERGE
STUART, FL., November 22, 2005 — Seacoast Banking Corporation of Florida (Nasdaq: SBCF) and Big Lake Financial Corporation (“Big Lake”) announced the signing of a definitive merger agreement. Big Lake, headquartered in Okeechobee, Florida, will add approximately $312 million in assets, $200 million in loans and $286 million in deposits, as well as nine offices in six Central Florida counties where it is the region’s largest community bank.
     “We are pleased to be expanding into these markets and the opportunity they provide,” said Dennis Hudson, Chairman and CEO. “Florida’s coastal communities are rapidly growing, prompting business and industry to look inland for manufacturing, distribution and more affordable housing. The result is an increasing growth in population and business activity in these Central Florida markets. The geographic area served by Big Lake is a natural extension of our existing operations in the Palm Beach, Treasure Coast and Orlando market areas.”
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     Two members of Big Lake’s board, Edwin E. Walpole, III, CEO and owner of Walpole, Inc., a nationwide trucking concern, and H. Gilbert Culbreth, Jr., CEO and owner of Gilbert Chevrolet Co. and Gil Culbreth Realtors, will join the board of First National Bank and Trust Company of the Treasure Coast (“First National”), a Seacoast banking subsidiary, upon the merger of Big Lake National Bank into First National. “We are delighted that Joe G. Mullins, who has served for over 16 years as President of Big Lake, and his team will continue to lead our efforts in serving Okeechobee, Highlands, Glades, Hardee, Hendry and DeSoto Counties, Florida,” said Jean Strickland, President of First National. Following the merger, Mullins will serve as President of First National’s big lake region.
     “We cannot conceive of a better partner to help us build upon our home-town banking tradition,” said Edwin E. Walpole, III, Chairman of Big Lake. “A predecessor to First National operated until 1933 in Okeechobee, Florida as Citizens Bank of Okeechobee. Seacoast’s roots extend back to its founding many years ago in our town. Today, as our community has grown, so have its banking needs. Our alignment with another high quality, local community bank will provide us with a greater capability to meet those needs and better opportunities for our officers and employees.” A. Douglas Gilbert, President of Seacoast, stated: “We look forward to combining the superior talent and customer focus found in both companies and are confident that we will build value for all shareholders in the coming years.”
     Big Lake has for many years successfully executed a relationship based business strategy resulting in a solid deposit base and overall funding costs well below peers. At the end of September, the bank’s deposit base included 30% noninterest bearing accounts and 90% core deposit accounts.
     The Merger Agreement provides that Big Lake’s shareholders will receive a total 1,775,000 shares of Seacoast common stock in the transaction for all outstanding shares of Big Lake stock. Based on today’s closing price for Seacoast shares, the transaction has a value of approximately $43,000,000. Seacoast expects that the transaction, which is anticipated to close in the second quarter of 2006, will be accretive to earnings per share in 2006 and for the foreseeable future, without considering revenue or expense synergies.
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     Seacoast was advised by Burke Capital Group L.L.C. and Alston & Bird LLP. Big Lake was advised by Hovde Financial and Smith McKinnon, P.A.
     The proposed transaction is subject to approval by Big Lake’s shareholders and applicable regulatory authorities. Seacoast will file a registration statement including a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Big Lake’s shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Seacoast and Big Lake, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at www.seacoastbanking.net.
     Seacoast and Big Lake, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Big Lake’s shareholders in connection with the merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in the proxy statement dated April 11, 2005 for Seacoast’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.
     Seacoast will host a conference call to discuss the acquisition and review its plans for this new market on Monday, November 28, 2005 at 11:00 A.M. Eastern Time. This conference call will be available by dialing (800) 640-9765 with the entry code of 13325551. For those unable to listen to the live call, a replay will be available beginning in the afternoon of November 28 until December 31, 2005 by dialing (877) 213-9653 with the entry code of 13325551. Slides used during the conference call may be accessed on the company website at www.seacoastbanking.net under “presentations”.
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Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits and timing of the merger between Seacoast and Big Lake, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to Seacoast’s and Big Lake’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.
You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast and Big Lake will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix;
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unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; the potential failure of Big Lake’s shareholders to approve the merger; increased competitive pressures and solicitations of Big Lake’s customers by competitors; as well as the difficulties and risks inherent with entering [a rural ][the Central Florida] market.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2004 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.
Other Important Information About this Press Release
Big Lake’s shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information about Seacoast, Big Lake and the proposed transaction. Big Lake’s shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Seacoast and Big Lake, without charge, at the SEC’s Internet website at http://www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference into, or otherwise referred to in, the proxy statement/prospectus can also be obtained, without charge, by directing a written request to Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994, Attention: Office of the Secretary, or to Big Lake Financial Corporation, 1409 South Parrott Avenue, Okeechobee, Florida 34974, Attention: President.
This press release does not constitute an offer to sell, or a solicitation of an offer to buy, shares of Seacoast’s common stock, or the solicitation of any proxies from Big Lake’s shareholders.
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